Exhibit (g)(1)(i)

[Highland Letterhead]

            , 2014

State Street Bank and Trust Company

Channel Center, Mailstop CCB0502

1 Iron Street

Boston, MA 02210

Attention: Thomas P. Barry, Vice President

Re: HIGHLAND FUNDS I (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as HIGHLAND OPPORTUNISTIC CREDIT FUND (the “Portfolio”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of October 1, 2012, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement.

Appendix A and Appendix B to the Agreement shall be deleted and replaced in its entirety with Appendix A and Appendix B attached hereto, effective as of the date set forth below.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

HIGHLAND FUNDS I
on behalf of:
HIGHLAND OPPORTUNISTIC CREDIT FUND

By:
Name:	Brian Mitts
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized
Effective Date: , 2014

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Highland Funds I

Highland Floating Rate Opportunities Fund

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Opportunistic Credit Fund

Highland Funds II

Highland Dividend Equity Fund

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small-Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

NexPoint Credit Strategies Fund

APPENDIX B

TO

MASTER CUSTODIAN AGREEMENT

Highland Funds I

Highland iBoxx Senior Loan ETF